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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference to our firm and to our reports effective December 31, 2004, December 31, 2005 and July 31, 2006, in the Form S-1 Registration Statement of Venoco, Inc. and the related prospectus that is a part thereof to be filed with the Securities and Exchange Commission on or about September 15, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. SCOTT REES III, P.E. C.H. (Scott) Rees III, P.E. President and Chief Operating Officer

Dallas, Texas
September 15, 2006

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS